                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CENDANT CORPORATION
-------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                                06-0918165
--------------------------------------   --------------------------------------
State of incorporation of Organization    I.R.S. Employer Identification No.:

       Cendant Corporation
           6 Sylvan Way
    Parsippany, New Jersey  07054                          07054
--------------------------------------   --------------------------------------
(Address of Principal Executive Officer)             (Zip Code)


  If this Form relates to the            If this Form relates to the
  registration of a class of             registration of a class of debt
  debt securities and is                 securities and is to become effective
  effective upon filing                  simultaneously with the
  pursuant to General                    effectiveness of a concurrent
  Instruction A(c)(1) please             registration statement under the
  check the following box.|_|            Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box.   |_|

   Title of Each Class                   Name of Each Exchange on Which
   to be so Registered                   Each Class is to be Registered
   -------------------                   ------------------------------
   Growth PRIDES                             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

                  The classes of securities to be registered hereby are the Growth PRIDES, of Cendant Corporation, a Delaware corporation.

                  For a description of the Growth PRIDES, reference is made to Amendment No. 3 to the Registration Statement on Form S-3 of Cendant Corporation, among other registrants (Registration No. 333-45227), filed with the Securities and Exchange Commission on February 20, 1998, and the forms of prospectus and prospectus supplement for the Growth PRIDES, included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Growth PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits

                  1. Form of Purchase Contract Agreement, between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-18 of Amendment No. 3 to the Registration
                           Statement).

                  2. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-19 of Amendment No. 3 to the Registration Statement).

                  3. Forms of Income PRIDES and Growth PRIDES (incorporated herein by reference to Exhibit A and Exhibit B of Exhibit 4-19 of Amendment No. 3 to the Registration Statement).

                  4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Corporation and Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to Exhibit 4-10 of Amendment No. 3 to the Registration Statement).

                  5. Form of Preferred Security (incorporated herein by reference to Exhibit 4-10 of Amendment No. 3 to the Registration Statement).

                  6. Form of Supplemental Indenture to Subordinated Debt Securities Indenture, among Cendant Corporation and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee (incorporated herein by reference to Exhibit 4-22 of Amendment No. 3 to the Registration Statement).

                  7. Form of Debenture (incorporated herein by reference to Exhibit 4-20 of Amendment No. 3 to the Registration Statement).

                  8. Form of Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Corporation (incorporation herein by reference to Exhibit 4-13 of Amendment No. 3 to the Registration Statement).

                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CENDANT CORPORATION

Dated:  February 23, 1998                      By:   /s/  James E. Buckman
                                                   -----------------------
                                                     James E. Buckman
                                                     Senior Executive Vice
                                                     President and General
                                                     Counsel